UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2024, the board of directors (the “Board”) of Passage Bio, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Thomas Kassberg as a Class I director and as a member of the Audit Committee of the Board, effective as of September 10, 2024 (the “Appointment Date”).

Mr. Kassberg has held various roles of increasing responsibility at Ultragenyx Pharmaceutical Inc. since November 2011 and currently serves as Chief Business Officer and Executive Vice President, a position he has held since January 2016. Prior to Ultragenyx, Mr. Kassberg worked as Vice President of Business Development at Corium International, Inc., a biotechnology company, from July 2010 to October 2011. Mr. Kassberg has also worked as an independent consultant in corporate development and business strategy and consulted with a number of companies from March 2009 to June 2010, including Corium International, Inc. and Rib-X Pharmaceuticals, Inc., a pharmaceutical company focused on the development of novel antibiotics. Before becoming a consultant, Mr. Kassberg worked at Proteolix, Inc., a biotechnology company subsequently acquired by Onyx Pharmaceuticals, from January 2008 to February 2009, where he served as Senior Vice President of Corporate Development. Mr. Kassberg earned his M.B.A. from Northwestern University’s Kellogg School of Management, and his B.A. in economics and management from Gustavus Adolphus College.

In connection with his appointment to the Board, and in accordance with the Company’s current non-executive director compensation policy, Mr. Kassberg will receive cash compensation for serving on the Board, and the Board granted Mr. Kassberg non-incentive stock options (the “Options”) effective as of September 30, 2024 (the “Grant Date”) to purchase shares of the Company’s common stock under the terms of the Company’s 2020 Equity Incentive Plan with a Grant Date fair value of $90,000 as calculated in accordance with ASC 718, with such Options vesting in substantially equal installments on each monthly anniversary of the Appointment Date, such that the shares underlying the Options will become fully vested and exercisable on the three-year anniversary of the Appointment Date, subject, however, to Mr. Kassberg’s continued service to the Company on each vesting date.

The Company will enter into an indemnification agreement with Mr. Kassberg in the form that it has entered into with its other directors and that is filed as Exhibit 10.4 to the Company’s registration statement on Form S-1 (File No. 333-236214).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: September 10, 2024	By:	/s/ Kathleen Borthwick
Kathleen Borthwick
Chief Financial Officer

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